EXHIBIT 99

        Certification Pursuant to Section 1350 of Chapter 63 of Title 18
                            of the United States Code

     I, E. James Ferland, Chief Executive Officer of Public Service Electric and Gas Company, to the best of my knowledge, certify that (i) the Annual Report of Public Service Electric and Gas Company on Form 10-K for the year ended December 31, 2002 (the "Periodic Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Public Service Electric and Gas Company.

                                        /s/ E. James Ferland
                                        ----------------------------------------
                                        E. James Ferland
                                        Public Service Electric and Gas Company
                                        Chairman of the Board and Chief
                                        Executive Officer
                                        February 25, 2003